SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

BOOMERANG SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than Registrant)

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BOOMERANG SYSTEMS, INC.
355 Madison Avenue
 Morristown, New Jersey 07960

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 12, 2010

Notice is hereby given that the Annual Meeting of Stockholders (“the Meeting”) of Boomerang Systems, Inc. will be held in the Crystal Springs Clubhouse at One Wild Turkey Way, Hamburg, New Jersey 07419 at 11:00 AM EDT on Wednesday, the 12th of May, 2010 for the following purposes:

1.	to elect seven (7) directors to hold office until our next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.
to consider and vote on a proposal to effect a one-for-twenty-eight reverse stock split to be effective as of the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State;

3.
to consider and vote on a proposal to amend our Certificate of Incorporation to increase the number of post one-for-twenty-eight reverse stock split shares of common stock we are authorized to issue from 7,142,857 shares, after reflecting the reduction in shares authorized as a consequence of the reverse stock split, to 15,000,000 shares;

4.	to consider and vote on a proposal to approve the adoption of a 2010 Stock Incentive Plan; and

5.	to transact such other business as may properly come before the meeting, or any adjournments thereof.

Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice.  Only holders of shares of our Common Stock of record at the close of business on March 26, 2010 (the "Record Date") are entitled to notice of and to vote at the Meeting.

We hope that all of our stockholders who can conveniently do so will attend the Meeting.  Stockholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return same in the enclosed pre-addressed envelope which is intended for your convenience.

Maureen Cowell, Secretary

Dated:  March 26, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders
to be held on May 12, 2010

The Proxy Statement and 2009 Annual Report on Form 10-K are available on the internet at:
http://www.amstock.com/proxyservices/requestmaterials.asp

TABLE OF CONTENTS

		Page
PROXY STATEMENT

General Information		4

Voting Securities and Principal Holders		7

PROPOSALS FOR ADOPTION		10

Proposal 1.	Election of Directors	10

Proposal 2.	To consider and vote on a proposal to effect a one-for-twenty-eight reverse stock split, to be effective as of the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State;	12

Proposal 3.	To consider and vote on a proposal to amend our Certificate of Incorporation to increase the number of post one-for-twenty-eight reverse stock split shares of Common Stock, par value $.001 per share, we are authorized to issue from 7,142,857 shares, after reflecting the reduction in shares authorized as a consequence of the reverse stock split, to 15,000,000 shares; and	14

Proposal 4.	To consider and vote on a proposal to approve the adoption of a 2010 Stock Incentive Plan;	16

EXECUTIVE OFFICERS, COMPENSATION AND CORPORATE GOVERNANCE		19

Executive Officers		19

Compensation		20

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS		21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS		24

RELATIONSHIP WITH PUBLIC ACCOUNTANTS		25

SUBMISSION OF STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2010 ANNUAL MEETING		26

GENERAL		26

PROXY STATEMENT

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of our company for the 2010 Annual Meeting of Stockholders to be held on May 12, 2010.

Our company is furnishing proxy materials relating to our 2010 annual meeting of stockholders on the Internet, as permitted by rules recently adopted by the U.S. Securities and Exchange Commission, instead of mailing printed copies of those materials to all of our stockholders,.  This option allows our company to provide our stockholders with information they need, while reducing our use of natural resources and saving on paper, printing and mailing costs.

If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice of Internet Availability.  The Notice of Internet Availability is being mailed to our stockholders on or about April 2, 2010 and provides instructions on how you may access and review the proxy materials on the Internet.

Who May Vote
Holders of record of our Common Stock at the close of business on March 26, 2010 may vote at the Meeting.

How to Vote
You may vote in person at the Meeting or by proxy.  We recommend that you vote by proxy even if you plan to attend the Meeting.  You can always change your vote at the Meeting.

If you are a registered stockholder (meaning your name is included on the securityholder file maintained by our transfer agent, American Stock Transfer & Trust Company), you can vote in person or by using the internet or telephone as instructed on the Notice of Internet Availability or by completing, signing, dating and returning your proxy card in the enclosed envelope.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

THE FOLLOWING INSTRUCTIONS APPLY ONLY TO PERSONS HOLDING THEIR SHARES IN THEIR NAME. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, DO NOT USE THE FOLLOWING INSTRUCTIONS.  YOU WILL RECEIVE INSTRUCTIONS FROM THE  BANK, BROKERAGE FIRM OR OTHER NOMINEE THAT YOU MUST FOLLOW IN ORDER TO HAVE YOUR SHARES VOTED.

INTERNET – Access www.voteproxy.com and follow the on-screen instructions.  Have your proxy card available when you access the web page and use the Company Number and Account Number shown on your proxy card.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM ET the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

TO VIEW THE PROXY MATERIALS – The Notice of Meeting, Proxy Statement, Proxy Card can be viewed at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15769
TO REQUEST COPIES OF THE PROXY MATERIALS – Go to http://www.amstock.com/proxyservices/requestmaterials.asp

Have your proxy card or voting instruction form in hand and follow the instructions.

Whether or not you expect to personally attend the Annual Meeting, we urge you to vote your shares by phone, via the Internet, or by signing, dating and returning the enclosed proxy card.  Voting early will ensure the presence of a quorum at the meeting and will save our company the expense and extra work of additional solicitation.  An addressed envelope, postage paid if mailed in the United States, is enclosed if you wish to vote your shares by returning your completed proxy card by mail.  Submitting your proxy now will not prevent you from voting at the meeting, as your vote by proxy is revocable at your option.
Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated.  Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

If your shares are held in the name of your bank, brokerage firm or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.  Please note that if your shares are held by a bank, brokerage firm or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from your bank, brokerage firm, or other holder of record.

How Proxies Work
Our Board of Directors is asking for your proxy.  Giving us your proxy means you authorize us to vote your shares at the Meeting in the manner you direct.  You may vote for all, some or none of our director candidates and in favor or against the adoption of the other proposals.

TO REQUEST COPIES OF THE PROXY MATERIALS GO TO
http://www.amstock.com/proxyservices/requestmaterials.asp
Matters to be Presented
We are not aware of any matters to be presented other than those described in this proxy statement.  If any matters not described in this proxy statement are properly presented at the Meeting, the proxies will use their own judgment to determine how to vote your shares.  If the Meeting is postponed or adjourned, the proxies will vote your shares on the new Meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Revoking a Proxy
If you are a registered stockholder, you may revoke your proxy before it is voted by:

•	Notifying our Secretary in writing before the Meeting at the address given on the cover page of this proxy statement; or
•	Voting in person at the Meeting.

If your shares are held in the name of your bank, brokerage firm or other nominee, you should follow the instructions received from them or contact your broker, in order to change your vote.

Conduct of the Meeting
The Chairman of our Meeting has broad authority to conduct the Meeting in an orderly manner.  This authority includes establishing rules for stockholders who wish to address the Meeting.  Copies of these rules will be available at the Meeting.  The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business.  The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the Meeting is conducted in a manner that is fair to all stockholders.

Additional Information on the Annual Meeting
If you have questions or would like more information about the Meeting, you can contact us in any of the following ways:

•	Via the Internet:
Go to the website of American Stock Transfer & Trust Company, http://www.amstock.com/proxyservices/requestmaterials.asp and click on the "Contact Us" link or send an e-mail directly info@amstock.com to request additional stockholder information.

•	By telephone:	888-776-9962

•	By writing to the following address:
Maureen Cowell, Secretary
Boomerang Systems, Inc.
355 Madison Avenue
Morristown, NJ  07960

Contacting our Board
Our Board has provided a process for stockholders to communicate with its members.  Stockholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board, to a particular director, to the non-employee directors or to any other group of directors or committee of the Board, in care of Maureen Cowell, Secretary, Boomerang Systems, Inc., at the address given above.  You may make any concerns known confidentially to the non-employee directors by marking your envelope “Confidential” and addressing the communication to the Board of Directors, in care of the Secretary.

VOTING SECURITIES AND PRINCIPAL AND OTHER HOLDERS

Outstanding Shares and Voting Rights
At the close of business on March 26, 2010, the record date, we had outstanding 91,879,425 shares of Common Stock.

Each holder of Common Stock is entitled to one (1) vote per share at the Meeting.

In order to carry on the business of the Meeting, we must have a quorum.  This means that a majority of our issued and outstanding shares entitled to vote must be present in person or by proxy in order to constitute a quorum at the Meeting.

Assuming a quorum is present, the Director candidates who receive the most “for” votes of our shares voted at the Meeting, in person or by proxy, will be elected to fill the seven available seats on our Board and the proposals to amend our Certificate of Incorporation will be approved if they receive the favorable vote in person or by proxy of a majority of the shares of our common stock outstanding and voted at the meeting.  The adoption of the 2010 Stock Incentive Plan will be approved if it receives the affirmative vote of a majority of the shares present, in person or by proxy, at the Meeting.  Shares represented at the Meeting by a proxy reflecting abstentions or broker non-votes will be counted for the purpose of determining whether or not a quorum is present at the Meeting but will have no effect on the result of the votes on the election of Directors, the proposals to amend the Certificate of Incorporation or approve the adoption of the 2010 Stock Incentive Plan.  Broker non-votes occur on a matter when a bank, brokerage firm or other nominee is not permitted to vote on that matter without instruction from the owner of the shares and no instruction is given.  Under rules of the New York Stock Exchange, absent instructions from you, your broker is unable to vote your shares on the election of Directors, on the proposals to approve the adoption of the amendments to our Certificate of Incorporation and to approve the adoption of the 2010 Stock Incentive Plan.

Security Ownership of Directors, Executive Officers and Principal Stockholders
This table sets forth information as of the Record Date about the amount of Common Stock beneficially owned (a) by our current directors and nominees for director, the executive officers named (our “named executive officers”) in the Summary Compensation Table below and our directors and executive officers as a group and (b) by persons we know to beneficially own more than five (5) percent of our voting Common Stock.

Name of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock

Stanley J. Checketts	11,666,666	(3)	12.0%

Christopher Mulvihill	6,899,999	(4)	7.5%

Joseph R. Bellantoni	767,271	(5)	*

Guy Jardine	200,000	(6)	*

Maureen Cowell	550,667	(7)	*

Paul J. Donahue	31,667	(8)	*

Steven C. Rockefeller, Jr.	1,000,000	(9)	1.1%

Kevin M. Cassidy**	-0-		-0-

Anthony P. Miele, III**	1,870,525	(10)	2.0%

All Directors and Executive Officers as a Group (7 persons)***	22,986,795		21.5%

Principal Stockholders

Gail Mulvihill	21,265,757	(11)	23.1%

Burton I. Koffman	13,681,162	(12)	14.5%

Venturetek, LP	11,558,368	(13)	12.3%

*	holds less than 1%
**	nominee for Director
***	Includes nominees for Director
(1)
This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities.  Unless otherwise indicated, the tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.

(2)	Unless otherwise indicated, the address for each of the above is c/o Boomerang Systems, Inc., 355 Madison Avenue, Morristown, New Jersey 07960.
(3)
The 11,666,666 shares include 6,666,666 shares held by Stan Checketts Properties, L.C. and 5,000,000 shares issuable on exercise of an option expiring February 14, 2020 at an exercise price of $0.10 per share.  Stanley J. Checketts is the natural person who exercises voting and investment control over the shares.

(4)	Includes shares held by Mr. Mulvihill of record and beneficially including 400,000 shares held by Great Delaware & American, of which Mr. Mulvihill exercises voting and investment control.
(5)
Includes 13,938 shares held by Mr. Bellantoni’s wife and 3,333 held by Mr. Bellantoni’s father as to which Mr. Bellantoni disclaims a beneficial interest to both.  Also includes [350,000] shares issuable on exercise of an option at an exercise price of $0.90 per share and 400,000 shares issuable on exercise of an option expiring February 1, 2020 at an exercise price or $0.10.

(6)
Includes 150,000 shares issuable on exercise of an option exercisable at $0.90 per share.  The option became exercisable with respect to 25% of the shares on August 6, 2008 and becomes exercisable with respect to an additional 25% of the shares each succeeding six months thereafter.

(7)
Includes 150,667 shares issuable on exercise on exercise of an option at an exercise price of $0.90 per share and 400,000 shares issuable on exercise of an option expiring February 1, 2020 at an exercise price of $0.10 per share.

(8)	Includes 25,000 shares issuable on exercise of an option at an exercise price of $.90 per share.
(9)	Represents a five year common stock purchase warrant expiring February 1, 2015 to purchase 1,000,000 shares of Common Stock at an exercise price of $0.10 per share.
(10)
Includes 395,525 shares issuable on exercise of common stock purchase warrants exercisable at prices ranging from $0.69 to $1.25 and expiring at various dates commencing August 2013 through December 2014.

(11)
Includes 4,623,337 shares held by Mrs. Mulvihill of record and beneficially, 14,158,149 shares held of record by Lake Isle Corp. and 2,484,000 shares held of record and beneficially by Sail Energy, LLC, as to both of which Mrs. Mulvihill exercises voting and investment control.

(12)
Includes shares held by Mr. Koffman of record and beneficially including, among other entities,  shares held by Public Loan Company (91,825), The K-6 Family Limited Partnership (83,333), Hardyston Associates (50,000), Deerfield Place Associates (450,000), 300 Plaza Drive Associates (400,000), New Valu, Inc. (500,000), HSK Funding Inc. (9,929,385) and five year warrants granted on various dates and expiring through September 2014 held by HSK Funding Inc. to purchase 2,210,568 shares, at exercise prices ranging from $0.69 to $1.25 as to all of which Mr. Koffman exercises voting and investment control..

(13)
David Selengut is the natural person who exercises voting and investment control over the shares held by Venturetek, LP.  Includes five year warrants to purchase 1,878,982 shares at exercise prices ranging from $0.69 to $1.25 per share.and expiring through September 2014

Section 16(a) Beneficial Ownership Reporting Compliance
Our directors and executive officers file reports with the Securities and Exchange Commission indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, changes in their ownership of our equity securities.  They must also provide us with copies of these reports.  These reports are required by Section 16(a) of the Securities Exchange Act of 1934.  We have reviewed copies of the reports we received from the individuals required to file the reports.  Based on our review of the copies of the reports, we believe that all filings required to be made by the reporting persons for the period October 1, 2008 through September 30, 2009 were made on a timely basis.

PROPOSALS FOR ADOPTION

PROPOSAL 1.    ELECTION OF DIRECTORS

Our Board’s Nominating Committee has recommended and nominated the seven director candidates named below.  Messrs. Checketts, Bellantoni, Rockefeller and Donahue and Ms. Cowell currently serve as directors.  All of our directors are elected for one-year terms.  If a director nominee becomes unavailable before the annual meeting, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Nominating Committee or incumbent Board of Directors names one.  Each nominee has indicated that he is willing and able to serve as a director if elected, and, accordingly, our Board of Directors does not have in mind any replacement.

The nominees as Director and their ages are as follows:

Name	Age
Stanley J. Checketts	69
Joseph R. Bellantoni	48
Maureen Cowell	44
Paul J. Donahue*	74
Steven C. Rockefeller, Jr.*	49
Kevin M. Cassidy*	53
Anthony P. Miele, III*	38
* Determined to be an Independent Director under the rules of the NASDAQ Capital Market.

Employment Background and Other Information

Mr. Checketts was Chief Executive Officer of S&S Worldwide, Inc. (“S&S”) from March 1994 to April 2009.   Since May, 2009, he has served as a consultant to S&S.  He was elected a Director of our company in February 2008.  S&S is engaged in the design, development, marketing and sale of roller coasters and family thrill rides for the amusement industry and conducts its business activities both domestically and internationally.  Currently, Mr. Checketts is our Chief Executive Officer.

Mr. Bellantoni has been Chief Financial Officer and a Director of our company since January 12, 2007.  Mr. Bellantoni previously joined our company as a Director and Treasurer in April 1995.  Mr. Bellantoni remained a Director until November 8, 2004 and Chief Financial Officer until September 22, 2005.  Mr. Bellantoni also is employed by North Jersey Management Services, Inc., a private company providing accounting and financial record-keeping services.  Mr. Bellantoni has been our Chief Financial Officer and a Director of our company since January 12, 2007.

Ms. Cowell has been the secretary of our company since July 31, 2007, and a director since April 14, 2009.   Ms. Cowell is also employed as Vice President of North Jersey Management Services, Inc., a private company providing management consulting services to resort developments since 1992.

Mr. Donahue is retired.  He was formerly employed by Ballyowen Golf Club as a Pro Shop Manager from March 1997 through December 2001.  Prior to working at Ballyowen, Mr. Donahue was employed as a Bank Examiner with the State of Florida in 1994 and from 1990 through 1993; he was employed by Midlantic Bank as a Vice President.  He was elected a Director in April, 1995.

Mr. Rockefeller is the founder of Re-echo Holdings, LLC, a private equity holding company.  Prior to working with early-stage private equity companies beginning in 2004, he served as a managing director for Deutsche Bank Private Wealth Management.  In that capacity, beginning in 1996, he developed a focus on micro-credit through the creation of the Deutsche Bank Micro-credit Development Fund.  This fund is a unique partnership between the bank and its clients to support micro-credit programs worldwide.
Mr. Rockefeller also has partnered with and advised many organizations committed to providing the poor with proper access to financial services.  He currently serves on the development committee for Grameen Foundation and has served as its chair for three years.  A current focus at Grameen Foundation is technical support and fund-raising for Esperanza International in the Dominican Republic, a fast-track micro-credit and health services program.  In recognition of Mr. Rockefeller’s longstanding support of micro-credit, he received a Fulbright Award at the United Nations for dedicated service to poverty alleviation.  Mr. Rockefeller received his B.A. from Fairfield University and his Master’s of Public and Private Management from Yale University.

Mr. Cassidy is currently the Managing Member of Logic International Consulting Group, LLC, a consulting firm he formed in October, 1996, specializing in the development of global trading businesses and the creation of the requisite infrastructure, management and support paradigms of said platforms.  From September 2002 to December 2008, Mr. Cassidy was a Partner and Chief Operating Officer of Archeus Capital Management, LLC, a multi-strategy hedge fund.  From March 1999 to December 2001, Mr. Cassidy also served as the Chief Operating Officer for Bank Julius Baer (BJB), based in Zurich.  Prior to BJB, Mr. Cassidy was Managing Director of UBS, where he was the Global Head of Fixed Income Derivatives Support.  He also served as the Global Head of the Bank’s Derivatives Infrastructure, including operations, finance, systems IT and Legal, etc.  While at UBS, Mr. Cassidy was also President of UBS Securities Swaps Inc., the Bank’s US-based derivatives platform and business center.

Mr. Miele has been a Partner of White Honey since September, 2008, which offers a full spectrum of professional photography of luxury fragrances for high profile clients.  Mr. Miele was employed by Ricoh Business Solutions as an Account Executive from July 2006 to July 2009.  Mr. Miele was formerly employed by Tyco ADT Security Systems as a Small Business Sales Representative from August 2005 to June 2006.  Prior thereto, Mr. Miele was a sales trader on the New York Stock Exchange from August 2003 to August 2005.  Mr. Miele earned a B.S. degree in Communication in 1996 from Seton Hall University.

MANAGEMENT RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES

PROPOSAL 2. APPROVE AN AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TWENTY-EIGHT REVERSE STOCK SPLIT.

Our Board believes that the one-for-twenty-eight reverse stock split of our outstanding shares (the “Reverse Split”) is in our company’s best interests, principally in order to meet certain pre-conditions to the making by us of an underwritten public offering of our Common Stock and because our management expects that the Reverse Split will lead to an increase in the per share trading price of our Common Stock.

We have entered into a letter of intent with respect to a proposed underwritten public offering on a firm commitment basis of 1,250,000 shares of our common stock and common stock purchase warrants to purchase 1,250,000 shares of our common stock, plus an over-allotment option to offer up to 187,500 additional shares and warrants (all such securities reflect the one-for-twenty-eight reverse stock split).  The securities are to be offered in units, with each unit consisting of one share and one warrant. The proposed public offering also includes, subject to its completion, the issuance of 125,000 units to the managing underwriter as compensation.  The public offering and the effectiveness of the required related registration statement under the Securities Act of 1933, as amended, are contingent upon the Reverse Split having become effective.  Completion of the offering is also contingent on us having our shares of Common Stock listed on the NASDAQ Capital Market prior to the commencement of the public offering.

The net proceeds of the public offering are intended to be used for general corporate purposes, including working capital.  The foregoing does not constitute an offering of our securities for sale.

Meeting the pre-conditions to enable us to have the registration statement become effective and have our Common Stock meet the listing requirements to trade on the NASDAQ Capital Market are the principal reasons for effecting the Reverse Split at this time.  There can be no assurance that these pre-conditions can be met or that the registration statement necessary to make the public offering will be filed or declared effective or the public offering completed.

Our Board also believes that the current price of our Common Stock impairs an efficient market in our stock.  This is due to several factors that impact lower priced stocks, such as our Common Stock, including (1) a reluctance among certain institutions to invest in low priced securities, (2) internal restrictions imposed by many securities firms on the solicitation of orders for low priced stocks by stockbrokers, (3) the ineligibility of our Common Stock for margin loans due to its low share price, (4) a reluctance among analysts to write research reports on low priced stocks due to the preceding factors, and (5) high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks.

Our Board of Directors believes that even if the public offering should not occur, the Reverse Split will have the effect of increasing the market price per share of our Common Stock and, while the Board believes that the Reverse Split will not immediately alleviate all the above factors, it does believe that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in our Common Stock.  In addition, an increase in the per share price of our Common Stock may also generate greater investor interest in our Common Stock, thereby possibly enhancing the marketability of our Common Stock to the financial community.

The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of Common Stock from approximately 91,879,425 to approximately 4,925,177 after reflecting the 1,250,000 shares of Common Stock issued in the public offering but before reflecting the exercise of the 1,250,000 warrants included in the units sold in the public offering, The reverse split will also have the effect of reducing our shares of Common Stock we are authorized to issue from 200,000,000 to 7,142,857.  In addition to our outstanding shares of Common Stock, we have 21,280,227 shares reserved for issuance upon exercise of outstanding options and warrants and convertible securities.  Upon completion of the Reverse Split, this number of shares reserved for issuance will be reduced to 760,008.  The Reverse Split will not reduce or affect our authorized preferred shares.

Although the Reverse Split may increase the per share market price of the Common Stock, no such increase can be assured or calculated.  The per share market price of our shares of Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split and such per share market price may be less than the proportionate increase in the number of shares outstanding as a result of the Reverse Split.  There can be no assurance that the Reverse Split will lead to a sustained increase in the per share market price of the Common Stock or that the factors discussed above that we believe impair an efficient market in our Common Stock will be alleviated.  Stockholders should also be aware that the Reverse Split may result in a decrease in the trading volume of the Common Stock due to the decrease in the number of outstanding shares.  The per share market price of our Common Stock may also change as a result of other unrelated factors, including our business activities performance and other factors related to our business as well as general market conditions.

No fractional shares will be issued in connection with the Reverse Split.  Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible will have the number of new shares to which they are entitled rounded up to the nearest whole number of shares.  No stockholders will receive cash in lieu of fractional shares.  The current number of holders of record of our shares of Common Stock is approximately 213.  Following the Reverse Split, the number of our stockholders of record will remain approximately 213 as any of our stockholders with less than one share will be rounded up in the exchange to one share.

The Reverse Split will affect all of the holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares.  The completion of the proposed public offering described above will reduce the percentage holdings of our outstanding shares held by our existing stockholders because of the increase in our number of shares outstanding.  Our outstanding options contain provisions that are intended to protect the holders against dilution of the holders’ percentage interest in our company and that also effect a reduction in the exercise price of the option in the event our shares are issued at less than the option exercise price.

The Reverse Split of the Common Stock is expected to become effective (the “Effective Date”) shortly before the effective date of the registration statement relating to our proposed public offering of securities described above.  On or prior to the Effective Date, we will notify the National Association of Securities Dealers, requesting that the split be made effective on the Effective Date.  We do not intend to provide you with any further notification of the Effective Date other than the information contained in this Proxy Statement.  The Reverse Split will take place on the Effective Date without any action on the part of the holders of our Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split.  New certificates for shares of Common Stock will not be issued at this time.

Except for our proposed registered public offering of our securities described above and the potential exercise of our outstanding options and warrants, we do not at this time have any specific plans, proposals or arrangements to issue any of our authorized but un-issued shares of common stock for any purpose, including future acquisitions and/or financings.

The amendment has received the unanimous approval of our Board of Directors and will be adopted by stockholders upon receiving the affirmative vote of a majority of the outstanding stock entitled to vote thereon at the Meeting.

There are no adverse material consequences or any anti-takeover provisions in either our Certificate of Incorporation or By-laws that would be triggered as a consequence of the Reverse Split.  Our Certificate of Incorporation or By-laws do not address any material adverse consequence resulting from the Reverse Split.

The proposed form of the amendment effecting the Reverse Split is attached hereto as Exhibit A.

MANAGEMENT RECOMMENDS A VOTE "IN FAVOR OF" THE ABOVE PROPOSAL

PROPOSAL 3.    APPROVE AN AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF POST SPLIT COMMON STOCK WE ARE AUTHORIZED TO ISSUE.

As a consequence of effecting the one-for-twenty eight reverse stock split, the number of shares of common stock we are authorized to issue under our Certificate of Incorporation, as amended, will be reduced to 7,142,857 shares from 200,000,000.  Subject to our stockholders approving the Reverse Split and us causing the Reverse Split to become effective, the Board of Directors of our company has recommended an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.001 par value, from 7,142,857 shares to 15,000,000 shares.  .

The amendment has received the unanimous approval of our Board of Directors and will be adopted by stockholders upon receiving the affirmative vote of a majority of the outstanding stock entitled to vote thereon at the Meeting.

As a consequence of the Reverse Split, if effected, we will be authorized to issue 7,142,857 shares of Common Stock under our Certificate of Incorporation as amended, of which after giving effect to the Reverse Split, 3,281,408 shares would be outstanding as of the close of business on the Record Date for the Meeting.  Also at the Record Date and on a post Reverse Split basis, we would have reserved an additional 1,260,008 shares under the terms of outstanding options and warrants and convertible securities, including shares reserved for future grants under the terms of our 2010 Stock Incentive Plan also as to which we are seeking stockholder approval at the Meeting.  At the Record Date, under our Certificate of Incorporation as effective after giving effect to the Reverse Split, assuming both the Reverse Split and the Stock Incentive Plan are approved by stockholders at the Meeting and the Reverse Split is effected, we will have 7,142,857 shares authorized.  We will have 3,281,408 shares outstanding plus 1,260,008 reserved for issuance. Including 3,125,000 shares issuable upon full exercise of the Units sold in the proposed public offering, including the full exercise of all warrants issued or issuable in the proposed public offering, we would have an insufficient number of unissued and unreserved shares of common stock authorized to issue shares under the terms of outstanding options and warrants and convertible securities, including shares reserved for future grants under the terms of our 2010 Stock Incentive Plan, and complete the proposed public offering and the issuance of shares on exercise of all warrants issued or issuable in the proposed public offering.

In order for our company to have sufficient shares unreserved and available for issuance under the terms of outstanding options and warrants and convertible securities, including shares reserved for future grants under the terms of our 2010 Stock Incentive Plan, to complete the proposed public offering and the full exercise of all options and warrants issued in the proposed public offering and for other future corporate purposes, we are seeking stockholder approval of an amendment to our Certificate of Incorporation to increase the number of post Reverse Split shares of Common Stock we are authorized to issue from 7,142,857 to 15,000,000 shares.

Other than shares intended for issuance upon the exercise of outstanding options and warrants and convertible securities or options that may be granted under the 2010 Stock Incentive Plan if approved by stockholders and the proposed public offering, we have no present plans to issue any additional shares of our Common Stock or other options, warrants or convertible securities requiring the issuance, on exercise or conversion, of any additional shares of Common Stock.

Reasons for the Proposed Increase in Authorized Shares.

Our Board of Directors recommends an increase in the number of authorized shares of our Common Stock from the post Reverse Split number of shares authorized of 7,142,857 shares to 15,000,000 post Reverse Split shares.  In addition to having sufficient shares unreserved and available for issuance under the terms of outstanding options and warrants and convertible securities, including shares reserved for future grants under the terms of our 2010 Stock Incentive Plan, our Board of Directors believes it is desirable to increase the authorized shares of Common Stock for future use for use in completing the proposed public offering including the issuance of shares on exercise of all warrants issued and issuable under the terms of the proposed public offering, and for other corporate purposes, including possible acquisitions or financings.  We have no plans at present to issue any of the additional shares of common stock we are seeking to have authority to issue.  Except under certain circumstances, our Board of Directors generally will have the power to issue the additional authorized shares without stockholder approval.  All newly authorized shares will have the same rights as the presently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid.  Under our Certificate of Incorporation, stockholders do not and will not have pre-emptive rights.  The issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership interest and voting rights of existing stockholders.

If the Proposal approving the one-for-twenty-eight reverse stock split is not approved by stockholders, this Proposal to increase our authorized shares will be withdrawn and not acted upon.

There can be no assurance that the proposed public offering will be completed on the terms proposed or on any other terms.

The proposed form of the Certificate of Amendment to increase the number of shares of Common Stock authorized is attached hereto as Exhibit A

MANAGEMENT RECOMMENDS A VOTE "IN FAVOR OF" THE ABOVE PROPOSAL

PROPOSAL 4. ADOPTION OF 2010 STOCK INCENTIVE PLAN

In February 2010, our Directors adopted the 2010 Stock Incentive Plan (the "Plan"). The adoption of the Plan is subject to approval by our shareholders and, unless approved, will not be implemented.  Under the Plan, 500,000 shares of our Common Stock (on a post one-for-twenty-eight reverse split basis) have been reserved for issuance on exercise of options granted under the Plan. In no event, however, may any one participant in the Plan receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 150,000 shares of Common Stock in the aggregate per calendar year.  All share references herein refer to post-reverse split shares.  If the Reverse Stock Split is not approved by stockholders and the Reverse Split not implemented, the proposal to approve the adoption of the 2010 Stock Incentive Plan will not be submitted to a vote of shareholders and will be withdrawn.  The implementation of the Reverse Split and the increase in our authorized shares are not conditioned upon our shareholders approving the adoption of the 2010 Stock Incentive Plan.

The Plan is divided into five separate components: (i) the Discretionary Option Grant Program under which eligible individuals in our employ or service (including officers and consultants) may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price equal to not less than the fair market value of the Common Stock on the date of grant, (ii) the Stock Issuance Program under which such individuals may, in the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than their fair market value at the time of issuance or as a bonus tied to the performance of services, (iii) the Salary Investment Option Grant Program which may, in the Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow executive officers and other highly compensated employees the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants, (iv) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible, non-employee members of the Board of Directors to purchase shares of Common Stock at an exercise price equal to their fair market value on the grant date and (v) the Director Fee Option Grant Program which may, in the Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow non-employee Board members the opportunity to apply a portion of any annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market option grants.

The Discretionary Option Grant Program and the Stock Issuance Program initially will be administered by the Board of Directors. The Board of Directors, as Plan Administrator, will have the discretion to determine which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under U.S. federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The Board of Directors will also have the authority to select the executive officers and other highly compensated employees who may participate in the Salary Investment Option Grant Program in the event that program is activated for one or more calendar years, but the Board of Directors will not exercise any administrative discretion with respect to option grants made under the Salary Investment Option Grant Program or under the Automatic Option Grant Program or Director Fee Option Grant Program for the non-employee Board members. All grants under those three latter programs will be made in strict compliance with the express provisions of each such program.

The exercise price for the shares of Common Stock subject to option grants made under the Plan may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the Plan Administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise or purchase.

Stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program which provide the holders with the election to surrender their outstanding options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may be made in cash or in shares of Common Stock.

In the event that our company is acquired by merger or sale of substantially all of its assets or securities possessing more than 50% of the total combined voting power of its outstanding securities, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent our repurchase rights with respect to those shares are assigned to the successor corporation or otherwise continued in effect. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become exercisable on an accelerated basis for all of the option shares upon (i) an acquisition or other change in control of the Company, whether or not those options are assumed or continued in effect, or (ii) the termination of the optionee's service within a designated period (not to exceed 18 months) following an acquisition or other change in control in which those options are assumed or continued in effect. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in the majority of the Board of Directors of the Company by reason of one or more contested elections for Board membership, with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a designated period following such change in control.

In the event the Plan Administrator elects to activate the Salary Investment Option Grant Program for one or more calendar years, each executive officer and other highly compensated employees of the Company selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $12,000 nor more than $60,000. If such election is approved by the Plan Administrator, the individual will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Common Stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount of salary invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the salary reduction is to be in effect and will be subject to full and immediate vesting upon certain changes in the ownership or control of the Company.

Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member at any time after May 12, 2010, whether by appointment by the Board of Directors or election of the stockholders, will automatically receive an option grant for 2,500 shares (on a post-reverse split basis) as of the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Stockholders Meeting of the Company held after the Plan Effective Date, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 500 shares (on a post-reverse split basis) of Common Stock, provided such individual has served on the Board for at least six months. Each automatic grant for the non-employee Board members will have a term of 5 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial 2,500-share (on a post-reverse split basis) automatic option grant will vest over a three-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date. Each 500-share (on a post-reverse split basis) automatic option grant will vest upon the individual's completion of one year of Board service measured from the option grant date. However, the shares subject to each automatic grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member.

Should the Director Fee Option Grant Program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable for all the option shares upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

The shares subject to each option under the Salary Investment Option Grant and Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon (i) an acquisition of the Company by merger or asset sale, (ii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership.  Limited stock appreciation rights will automatically be included as part of each grant made under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs and may be granted to one or more officers of the Company as part of their option grants under the Discretionary Option Grant Program. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with the tender offer over (ii) the exercise price payable for such share.

The Board of Directors of the Company may amend or modify the Plan at any time, subject to any required stockholder approval. The Plan will terminate on the earliest of (i) 10 years after the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Adoption of the Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

MANAGEMENT RECOMMENDS A VOTE “IN FAVOR OF” THE ABOVE PROPOSAL

EXECUTIVE OFFICERS, COMPENSATION AND CORPORATE GOVERNANCE

EXECUTIVE OFFICERS

Our current executive officers are the following:

Name	Age	Position
Stanley J. Checketts	69	Chief Executive Officer
Christopher Mulvihill	39	President
Joseph R. Bellantoni	48	Chief Financial Officer
Guy Jardine	52	Vice President and Chief Operating Officer

Employment Backgrounds

The employment backgrounds of Messrs. Checketts and Bellantoni are described above under Proposal 1. Election of Directors.

Mr. Mulvihill has been employed as President and Manager of Sales and Marketing of our company since February 2008, and prior thereto served in such a capacity for Boomerang Utah.  Prior thereto, from August 2005 to January 2007, he was employed by The Active Network, Inc. as the Director of Business Development for Golf.  From January 2002 to July 2005, Mr. Mulvihill was employed by Tee Time King, Inc.

Since 1998, Mr. Jardine has been engaged as a private real estate developer.  In 1998, Mr. Jardine sold his multi-location automobile maintenance and repair business to a national company.  He has been semi-retired since that time.  He was elected a Vice President of our company in February 2008.

COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of our principal executive officer and our only other most highly compensated executive officer who received total compensation exceeding $100,000 for the year ended September 30, 2009 and who served in such capacity at September 30, 2009.
Annual Compensation
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (1) (f)	Non-Equity Incentive Plan Compensation- sation ($) (g)	Nonqualified Deferred Compensation- station Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Stanley J.	2009	$44,803	-0-	-0-	-0-	-0-	-0-		$44,803
Checketts,	2008	$100,008	-0-	-0-	-0-	-0-	-0-	-0-	$100,008
Chief
Executive
Officer(2) (3)

Christopher	2009	$150,000	-0-	-0-	-0-	-0-	-0-		$150,000
Mulvihill,	2008	$150,000	-0-	-0-	-0-	-0-	-0-	-0-	$150,000
President

(footnotes)
(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with ASC 718-10-25 (formerly FAS 123R).  See Notes 9 and 10 to Notes to Financial Statements for the year ended September 30, 2008.

(2)	Mr. Checketts is also a Director of our company; however he does not receive any additional compensation for serving in that capacity.
(3)	Messrs. Checketts and Mulvihill were elected to and commenced serving in these positions effective February 6, 2008.

Narrative Disclosure to Summary Compensation Table

Mr. Mulvihill is employed as our National Sales Manager pursuant to a five-year agreement expiring on October 31, 2011, whereby he receives a commission of 3% of the gross sales of our products, with a non-refundable advance against commissions of $150,000 per year.  Mr. Mulvihill is a full-time employee.

Except for Mr. Mulvihill, we do not have any employment agreements with any of our named executive officers.

Outstanding Equity Awards at September 30, 2009

Neither Messrs. Checketts nor Mulvihill, our only named executive officers, held any equity awards as of September 30, 2009.

Director Compensation
Our Directors received no cash or other compensation during the year ended September 30, 2009.  The compensation paid to our named executive officers who are also Directors is reflected in the Summary Compensation Table above.

Our Directors are reimbursed for their out-of-pocket expenses in attending meetings.

Pursuant to the terms of our 2010 Stock Incentive Plan, if adopted, each non-employee Director will automatically receive an option grant for 2,500 shares on the date such person joins the Board.  In addition, on the date of each annual stockholder meeting, provided such person has served as a non-employee Director for at least six months, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 500 shares.  Each such option has a term of ten years, subject to earlier termination following such person’s cessation of Board service, and is subject to certain vesting provisions.  For the purposes of the automatic grant provisions of our stock incentive plans, Messrs. Donahue, Rockefeller, Cassidy and Miele are considered non-employee Board members.

Corporate Governance
Effective with our proposed listing of our shares of Common Stock on the NASDAQ Capital Market, should that occur, our Board has adopted corporate governance guidelines in conjunction with the listing of our shares on that market.  These guidelines address items such as our Board composition and Director qualifications, Director responsibilities, the functioning of the Board, Board Committees and other governance practices and policies.  In addition, we have a Code of Ethics that applies to all our officers, directors and employees.  The Code will be posted under the “Investor Info - Reports” section of our website at www.Boomerang Systems.com ..  Amendments to our Code will also be posted on this section of our website.  The charters of each of the Board’s Nominating, Audit and Compensation Committees are also posted on our website.  More information on our Board and its committees can be found below under the caption, “Committees and Meetings of the Board of Directors” in this proxy statement.

Our Board has determined that each of our non-employee Directors is or will be, when elected. independent in accordance with the director independence definition specified in our corporate governance guidelines, which will be posted on our website at http://investor.boomerangsystems.com and in accordance with applicable NASDAQ Capital Market rules.  Following the annual meeting, if all Director nominees are elected to serve as our Directors, independent directors will constitute 57.1% of our Board.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Board of Directors
Our Board of Directors had three meetings during the year ended September 30, 2009, all of which  were held by conference telephone call in which all directors participating were able to hear one another.  Each of our Directors participated in all the meetings of the Board. Every current member of the Board attended at least 75% of the total number of meetings of the Board and all committees on which he served.

We urge but do not require Board members to attend annual meetings of stockholders.  Two of our Directors attended our annual meeting of stockholders held on November 8, 2004.

Audit Committee
Our Board of Directors has appointed an Audit Committee which currently consists of Mr. Donahue, who is the Chairman,.  Following this Meeting,  Messrs. Rockefeller and Cassidy, together with Mr. Donahue, have been selected to constitute the Audit Committee.  Each of such persons has been determined to be an “independent director” under the listing standards of the NASDAQ Capital Market.

Under our Audit Committee Charter, adopted as amended on March 11, 2010, our Audit Committee’s responsibilities include, among other responsibilities,

•	the appointment, compensation and oversight of the work performed by our independent auditor,
•	the adoption and assurance of compliance with a pre-approval policy with respect to services provided by the independent auditor,
•
at least annually, obtain and review a report by our independent auditor as to relationships between the independent auditor and our company so as to assure the independence of the independent auditor,

•	review the annual audited and quarterly financial statements with our management and the independent auditor, and
•	discuss with the independent auditor their required disclosure relating to the conduct of the audit.

Our Board of Directors has determined that Mr. Cassidy has the attributes of an Audit Committee Financial Expert and as such, will serve as the Audit Committee Financial Expert on our Audit Committee.

Our Audit Committee had three meetings during the year ended September 30, 2009, of which all were held by conference telephone call in which all participants were able to hear one another.

Our Audit Committee Charter is available on our website at http://investor.boomerangsystems.com.

Audit Committee Report
Our Audit Committee has reviewed and discussed our company’s audited consolidated financial statements with management.  Further, the Audit Committee has discussed with our registered  independent public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 - Communication with Audit Committees), as amended, relating to the accountants’ judgment about the quality of our company's accounting principles, judgments and estimates, as applied in its financial reporting.

The Audit Committee also has received the written disclosures and the letter from our independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants’ independence from our company and its subsidiaries and has discussed with the registered independent public accountants their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our company's Annual Report on Form 10-K for the year ended September 30, 2009, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
Paul Donahue, Chairman

As provided under the rules of the Securities and Exchange Commission, the foregoing Audit Committee Report shall not be deemed to be “soliciting material:”, or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A, other than as provided in Item 407 of Regulation S-K.

Compensation Committee
Our Board of Directors has appointed a Compensation Committee to serve following this Meeting Messrs. Miele, Rockefeller, and Donahue, have been selected to constitute the Compensation Committee following this Meeting.  Each of such persons has been determined to be an “independent director” under the listing standards of the NASDAQ Capital Market..

Our Compensation Committee, which has adopted a charter, among other things, exercises general responsibility regarding overall employee and executive compensation.  Our Compensation Committee sets the annual salary, bonus and other benefits of our Chief Executive Officer and President and approves compensation for all our other executive officers, consultants and employees after considering the recommendations of our President and Chief Executive Officer.  Although Committee meetings are held in executive session, without management’s presence, the Committee (and from time to time individual members of the Committee) may meet with senior officers of our company to discuss objectives, explain the rationale for certain objectives or milestones, and to assure that it has management’s input in assessing the consequences of decisions made in the Committee meetings, for instance, the impact that its decisions may have on our financial statements.  The Committee’s interactions with management seek to achieve a balance between receiving management’s opinion but still ensuring that management is not, in effect, establishing the terms and parameters for its own compensation.  In certain instances, where management has proposed objectives that are more aggressive than those proposed by the Committee, the Committee may elect to utilize management’s milestones rather than its own. The Compensation Committee has not relied on compensation consultants in determining or recommending the amount or form of executive compensation.

Our Compensation Committee Charter will be available on our website at http://investor.boomerangsystems.com.

Compensation Committee Report
Under rules of the Securities and Exchange Commission, as a Smaller Reporting Company, we are not required to provide a Compensation Disclosure and Analysis.

Nominating Committee and Director Nominations
Our Board of Directors has appointed a Nominating Committee to serve following this Meeting and    Messrs. Miele, Cassidy, and Donahue, have been selected to constitute the Nominating Committee.  Each of such persons has been determined to be an “independent director” under the listing standards of the NASDAQ Capital Market.

Our Nominating Committee, among other things, exercises general responsibility regarding the identification of individuals qualified to become Board members and recommend that the Board select the director nominees for the next annual meeting of stockholders.  Our Board of Directors has adopted a charter for the nominating committee.  The Nominating Committee did not hold any meetings during the year ended September 30, 2009.

Our Nominating Committee will seek out nominees for new directors as vacancies become available using the following criteria:  All Directors must be independent, as determined by the Board under applicable rules; nominees shall possess expertise in general business matters and in such other areas as are relevant to Committees on which they are expected to serve (such as financial expertise, for Directors expected to serve as Audit Committee members); and, rather than specific qualities or skills, nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to our success and our operations.

Our Nominating Committee Charter will be available on our website at http://investor.boomerangsystems.com.

Director Nominations.    Stockholders may submit nominations to our Nominating Committee for consideration at next year’s annual meeting prior to the deadlines set forth on Page 26.  Any such nomination should include information to demonstrate how the proposed nominee meets the criteria set forth above.  Nominations should be mailed to the attention of the Nominating Committee c/o our Corporate Secretary at our address on Page 6.  The Committee will evaluate all recommended nominees based on the criteria set forth above and especially based on whether they will meaningfully contribute to our success and our operations.  We have not, to date, paid any fees to any firm in connection with locating or nominating any director candidates.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Prior to and at the time of the completion of the acquisition of Boomerang Utah, the holder of Boomerang Utah’s outstanding capital stock was Boomerang Systems Holdings, Inc. (“Holdings”) certain persons, who were formerly the beneficial holders of the outstanding stock of Holdings, are also members or stockholders of other entities that are parties to agreements with Boomerang Utah.  HSK Funding, Inc., Lake Isle Corp., and Venturetek, LP, former stockholders of Holdings, are beneficial holders of shares of our company and certain of their members and stockholders are also the members of SB&G Properties, LC. (“SB&G”), which is the landlord under a lease with us.   Gail Mulvihill, the individual who exercises voting and investment control over Lake Isle Corp., is the mother of Christopher Mulvihill, our President.

SB&G Properties, an entity owned by HSK Funding, Lake Isle Corp. and Venturetek, is the landlord under a lease entered into with Boomerang Utah dated October 1, 2008, relating to premises located at 324 West 2450 North, Building A, Logan, Utah. The term of the lease is for one year with an annual rent of $260,610 plus real property and school taxes. This includes accrued rent of $176,610. In addition, Boomerang Utah is obligated to pay for all utilities and for repairs and maintenance to the property. The approximately 29,750 square foot leased premises are used for Boomerang Utah’s manufacturing activities.  At December 31, 2009 the total amount of accrued and unpaid rent due is $311,464 recorded as due to related party on the balance sheet.  We are in the process of negotiating a new lease.

Stan Checketts Properties, L.C.(“SCP), whose sole owner is Mr. Stanley J. Checketts, is the landlord under a lease entered into with Boomerang Utah dated October 1, 2008 for premises located at 324 West 2450 North, Building B, Logan, Utah. The term of the lease is for one year at a fixed annual rent of $157,680 plus real property and school taxes. This includes accrued rent of $106,857.  In addition, Boomerang Utah is obligated to pay for all utilities and for repairs and maintenance to the property. The approximately 18,000 square foot leased premises are also used for Boomerang Utah’s manufacturing activities.  At December 31, 2009 the total amount of accrued and unpaid rent due is $175,522 recorded as due to related party on the balance sheet.  We are in the process of negotiating a new lease.

SB&G is obligated on a twenty-year promissory note owing to a non-affiliated bank in the principal amount of $833,688 as of December 31, 2009, bearing interest at 3.807% per annum and due August 1, 2027. The promissory note is collateralized by the real property that is the subject of the lease from SB&G to Boomerang Utah. Boomerang Utah, along with Messrs. Gene Mulvihill, Checketts, and Burton Koffman (“Koffman”), are the joint and several guarantors of the promissory note.  Gene Mulvihill is the father of Christopher Mulvihill, the President of the Company, and husband of Gail Mulvihill, a principal stockholder of the Company

Messrs. Gene Mulvihill and Koffman, are the guarantors of a financing lease entered into on September 1, 2007 between Boomerang Utah and a non-affiliated bank. The lease relates to certain equipment used by Boomerang Utah in its manufacturing operations. The total cost of the equipment was approximately $900,000. The rental is payable in sixty monthly instalments of approximately $12,750. Boomerang Utah has the option to purchase the equipment at the conclusion of the lease term for approximately $315,000 which amount is the parties’ pre-determined fair market value of the equipment at the conclusion of the lease.

J and A Financing, Inc., also affiliated with Messrs. Gene Mulvihill and Koffman has guaranteed two loans to Boomerang Utah from a non-affiliated bank, totalling $485,000,exclusive of accrued interest, as of December 31, 2009.  The loans mature in May 2010.

During fiscal year 2008, J and A Financing Inc. loaned $1,000,000 to us.  The interest rate is 9% and the principle amount due at March 31, 2011 is $1,000,000.    This loan is unsecured.

During the quarter ended December 31, 2009, we used the services of Coordinate Services, Inc. for product development.   The owner of this company is Mr. Gene Mulvihill, Jr. who is the brother of Christopher Mulvihill, our President, and the son of Gail Mulvihill, a principal stockholder.  The amount expended for these services during the fiscal year ended September 30, 2010 through its second quarter is $60,650.

In February 2010, we issued a 6% Convertible Promissory Note to Mr. James Mulvihill, the brother of Christopher Mulvihill, our President, in the amount of $100,000 due February 5, 2011.  The Note is convertible at a price equal to the price at which we sold shares of our Common Stock in a public or private offering most recently prior to the date in the future when the Note is converted.

RELATIONSHIP WITH PUBLIC ACCOUNTANTS

Our Audit Committee selected Liebman, Goldberg & Hymowitz, L.L.P.as our company’s independent registered public accounting firm for the fiscal year ended September 30, 2010.  The same firm was our independent registered public accounting firm that audited our financial statements for the fiscal year ended September 30, 2009 and 2008.  We do not require a representative of Liebman, Goldberg & Hymowitz, L.L.P.to be present at the Meeting but we do expect a representative to be present and available to respond to appropriate questions or make a statement if they desire to do so.

Audit and Related Fees

The following sets forth fees incurred by us during the two fiscal years ended September 30, 2009 for services provided by Liebman, Goldberg & Hymowitz, L.L.P., our independent public accountant at those year ends.

		Audit Related		All Other
	Audit Fees	Fees	Tax Fees	Fees
2009	$54,933	$0	$4,750	$0
2008	$39,221	$0	$4,750	$0

Our Board of Directors believes that the provision of the services during the two years ended September 30, 2009 is compatible with maintaining the independence of Liebman, Goldberg & Hymowitz, L.L.P.  Our Board of Directors has not adopted any pre-approval policies and procedures for engaging an accountant to render audit or non-audit services that are subject to the pre-approval requirement.

SUBMISSION OF STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS
FOR 2010 ANNUAL MEETING

Any proposals or director nominations which stockholders intend to present for a vote of stockholders at our 2011 annual meeting and which such stockholders desire to have included in our proxy statement and form of proxy relating to that meeting must be sent to our executive office and received by us a reasonable time before we print and mail our proxy materials for the 2011 annual meeting.  After that date, the submission of stockholder proposals will be considered untimely.  Our Board has the right to review stockholder proposals to determine if they meet the requirements for being included in the proxy statement as such requirements have been established by the Securities and Exchange Commission.  See also our policy entitled, “Director Nominations,” on Page 24 of this proxy statement.

GENERAL

The cost of soliciting proxies will be borne by us.  In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and we will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

Our Annual Report on Form 10-K for the year ended September 30, 2009, including financial statements, is being made available to shareholders herewith.  However, that report is not part of the proxy soliciting information.

By Order of the Board of Directors

/s/ Stanley Checketts
Stanley Checketts
Chief Executive Officer

Dated: March 26, 2010

Exhibit A

Form of Certificate of Amendment

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
BOOMERANG SYSTEMS, INC.

Boomerang Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That, on March 11, 2010  by the unanimous favorable vote of the Board of Directors of Boomerang Systems, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and directing that such amendments be considered by the stockholders of this Corporation for action and calling a meeting of the stockholders of said Corporation for consideration thereof..  The resolutions setting forth the proposed amendments are as follows:

RESOLVED THAT, a new Article Eleventh of the Certificate of Incorporation reading as follows shall be added thereto:

ELEVENTH:  On [________], 2010 at 6:00 p.m. Eastern Daylight Time (“Effective Date”), a reverse stock split (“Reverse Stock Split”) of this Corporation’s authorized shares will occur such that each twenty-eight (28) shares of Common Stock previously authorized immediately prior to the Effective Date shall, upon the Effective Date, without the necessity of any further action, automatically be combined into and immediately represent one (1) share of Common Stock of the Corporation, par value $0.001 per share.  Each twenty eight (28) shares of Common Stock which this Corporation shall have authority to issue shall be reduced on the Effective Date to one share of the Corporation’s Common Stock. Each twenty eight (28) issued and outstanding shares of the Corporation’s Common Stock shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be reclassified and converted into one (1) share of the Corporation’s Common Stock. The Corporation shall not issue fractional shares with respect to the combination. Any fractional share that would otherwise be issued will be rounded up to the next whole share.

RESOLVED, that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

Fourth:  Immediately after the Effective Date of the Reverse Stock Split, the total number of shares of stock which the Corporation shall have the authority to issue is sixteen million (16,000,000), consisting of fifteen million (15,000,000) shares of Common Stock, each such share having a par value of $.001, and one million (1,000,000) shares of Preferred Stock, each such share having a par value of $.01.  The Board of Directors is expressly authorized to issue preferred stock without stockholder approval, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Boomerang Systems, Inc. has caused this Certificate to be signed by Stanley Checketts, Chief Executive Officer, this [___] day of [________], 2010.

Boomerang Systems, Inc.

/s/ Stanley Checketts
Stanley Checketts, Chief Executive Officer

APPENDIX:
FORM OF PROXY

BOOMERANG SYSTEMS, INC.
Annual and Special Meeting of Stockholders
May 12, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Maureen Cowell and Beverly Pilger or either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.001 per share ("Common Stock"), of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held in the Crystal Springs Clubhouse at One Wild Turkey Way, Hamburg, New Jersey 07419 at 11:00 a.m. EDT on Wednesday, the 12th of May, 2010, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of the meeting and proxy statement (receipt whereof is hereby acknowledged).

1.   Election of Directors

☐       For all nominees listed below (except as marked to contrary below)

☐       Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Stanley J. Checketts

Joseph R. Bellantoni

Maureen Cowell

Paul J. Donahue

Steven C. Rockefeller, Jr.

Kevin M. Cassidy

Anthony P. Miele, III

2.   Approve an Amendment of our Certificate of Incorporation to effect a one-for-twenty-eight reverse stock split, to be effective as of the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State

Approval of the adoption of the Amendment

In Favor of ☐               Against ☐               Abstain ☐

3.            To approve an amendment to our Certificate of Incorporation to increase the number of post one-for-twenty-eight reverse stock split shares of common stock we are authorized to issue from 7,142,857 shares, after reflecting the reduction in shares authorized as a consequence of the reverse stock split, to 15,000,000 shares;

Approval of the adoption of the Amendment

In Favor of ☐               Against ☐               Abstain ☐

4.   Approve the adoption of a 2010 Stock Incentive Plan

Approval of the adoption of the Plan

In Favor of ☐               Against ☐               Abstain ☐

5.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated: ___________________, 2010

Signature
Title (if required)

Signature (if held jointly)